Exhibit 5.1

Subject to due diligence and review of documentation

October 26, 2017

Matter No.:825422

Doc Ref: 103671445

Tel No: +852 2842 9552

Lilian.Woo@conyersdill.com

Felicity.Lee@conyersdill.com

Alexander.Doyle@conyersdill.com

Hutchison China MediTech Limited
Room 2108, 22/F, Hutchison House
10 Harcourt Road, Hong Kong

Dear Sirs,

Hutchison China MediTech Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with a registration statement on Form F-3ASR filed with the U.S. Securities and Exchange Commission (the “Commission”) on 3 April, 2017 (the “Registration Statement”) and the related core prospectus, as first filed forming a part of the Registration Statement, the Company’s preliminary prospectus supplement dated October 24, 2017 and the final prospectus supplement dated October 25, 2017 (together, the “Prospectus”) relating to the offering of up to 18,485,632 ordinary shares, par value US$1.00 each (the “Ordinary Shares”) of the Company in the form of American depositary shares and registration thereof under the U.S. Securities Act of 1933, as amended, (the “Securities Act”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and the Prospectus. We have also reviewed the memorandum and articles of association of the Company each certified by a director of the Company on October 26, 2017, the extract of the minutes of a meeting of the board of directors of the Company held on 11 October, 2017 and the extract of the minutes of the annual general meeting of the Company held on 27 April, 2017 (together, the “Resolutions”), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 8 September, 2017 (the “Certificate Date”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectus and other documents reviewed by us, (d) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (e) that upon issue of any shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, and (f) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.                          The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.                          When issued and paid for as contemplated by the Registration Statement and the Prospectus deemed to be a part thereof, the Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Company’s current report filing on the Form 6-K with the Commission, which will be incorporated by reference into and deemed part of the Registration Statement, and to the references to our firm under the captions “Enforcement of Civil Liabilities”, “Taxation” and “Legal Matters” in the Prospectus and the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman